UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2024

MARPAI, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40904	86-1916231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

615 Channelside Drive, Suite 207
Tampa, Florida		33602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 646 303-3483

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	MRAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John Powers

On January 11, 2024, the Board of Directors (the “Board”) of Marpai, Inc. (the “Company”) appointed John Powers as President and Chief Operating Officer of the Company, effective as of January 2, 2024.

From March 2023 to December 2023, Mr. Powers served as Chief Executive Officer of Homestead Strategic Holdings. From May 2021 through May 2022, he served as Vice President of Healthcomp Holdings. Prior to those roles, from July 2012 to May 2021, Mr. Powers served as Executive Vice President and Principal of Advanced Medical Pricing Solutions (AMPS) – a leading healthcare cost containment company.

Mr. Powers will be employed by the Company pursuant to an employment agreement (the “Powers Employment Agreement”). Mr. Powers’ gross annual salary will be $150,000. Mr. Powers will be eligible for bonuses and equity grants in amounts to be determined at the discretion of the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors, as applicable. In addition, Mr. Powers was granted a restricted stock unit (“RSU”) for 150,000 Class A common stock (the “Common Stock”) of the Company, which shall vest over a two-year period, as follows: 30% of the shares subject to the RSU will vest immediately; 35% will vest one year after the commencement of his employment; and 35% will vest two years after the commencement of his employment. In addition, if and when the Company shall achieve five million dollars of unadjusted EBITDA within a calendar fiscal year, the Company will recommend to the Board that Mr. Powers be granted an equity award consisting of restricted stock units for 100,000 shares, with immediate vesting.

In connection with Mr. Powers’ appointment, the Company expects to enter into its standard indemnification agreement with Mr. Powers, on substantially the same terms as the indemnification agreements previously entered into between the Company and each of its directors and executive officers. Mr. Powers is not a party to any transactions that are disclosable under Item 404 of Regulation S-K.

Executive Employment Agreements

On January 11, 2024, the Company entered into an employment agreement (the “Lamendola Employment Agreement”) with its Chief Executive Officer, Damien Lamendola, effective as of January 2, 2024. Pursuant to the terms of the Lamendola Employment Agreement, Mr. Lamendola’s gross annual salary will be $1.00. Mr. Lamendola will be eligible for bonuses and equity grants in amounts to be determined at the discretion of the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors, as applicable. In addition, Mr. Lamendola will be granted an RSU for 600,000 shares of Common Stock of the Company, which shall vest over a two-year period, as follows: 30% of the shares subject to the RSU will vest immediately; 35% will vest one year after the commencement of his employment; and 35% will vest two years after the commencement of his employment. In addition, if and when the Company shall achieve five million dollars of unadjusted EBITDA within a calendar fiscal year, the Company will recommend to the Board that Mr. Lamendola be granted an equity award consisting of restricted stock units for 100,000 shares, with immediate vesting.

On January 11, 2024, the Company entered into an employment agreement (the “Johnson Employment Agreement”) with its Chief Financial Officer, Steve Johnson, effective as of January 2, 2024. Pursuant to the terms of the Johnson Employment Agreement, Mr. Johnson’s gross annual salary will be $35,568. Mr. Johnson will be eligible for bonuses and equity grants in amounts to be determined at the discretion of the Company’s Board of Directors and the Compensation Committee of the Company’s Board of Directors, as applicable. In addition, Mr. Johnson will be granted an RSU for 350,000 shares of Common Stock of the Company, which shall vest over a two-year period, as follows: 30% of the shares subject to the RSU will vest immediately; 35% will vest one year after the commencement of his employment; and 35% will vest two years after the commencement of his employment. In addition, if and when the Company shall achieve five million dollars of unadjusted EBITDA within a calendar fiscal year, the Company will recommend to the Board that Mr. Johnson be granted an equity award consisting of restricted stock units for 100,000 shares, with immediate vesting.

Resignation of COO and Separation Agreement

On January 15, 2024, Gonen Antebi, the Company’s Chief Operating Officer, resigned from his position. In connection with Mr. Antebi’s resignation, on January 16, 2024, the Company and Mr. Antebi entered into a separation agreement (the “Separation Agreement”) terminating Mr. Antebi’s employment effective January 24, 2024. Pursuant to the terms of the Separation Agreement, the Company agreed to grant Mr. Antebi severance in the form of a Common Stock purchase warrant (the “Antebi Warrant”) to purchase up to 130,000 shares of Common Stock. The Antebi Warrant is exercisable at any time on or after January 31, 2024 until January 31, 2029 at an exercise price of $2.50 per share.

Consulting Agreement

On January 16, 2024, the Company entered into a consulting agreement (the “Consulting Agreement”) with Gonen Antebi, effective as of February 1, 2024. Pursuant to the terms of the Consulting Agreement, the Company will pay Mr. Antebi a monthly retainer fee of

$5,000. In addition, certain stock options that were previously granted to Mr. Antebi will continue to vest during the term of the Consulting Agreement. The Consulting Agreement will terminate on November 30, 2024, unless it is terminated earlier in accordance with its terms.

The foregoing description of the Antebi Warrant, the Powers Employment Agreement, the Lamendola Employment Agreement, the Johnson Employment Agreement, the Separation Agreement and the Consulting Agreement are not complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 4.1, 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On January 12, 2024, the Company issued a press release titled, “Marpai Hires John Powers as President.” A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Employment Agreement, dated January 18, 2024, by and between Marpai, Inc. and John Powers
10.2	Employment Agreement, dated January 11, 2024, by and between Marpai, Inc. and Damien Lamendola
10.3	Employment Agreement, dated January 11, 2024, by and between Marpai, Inc. and Steve Johnson
10.4	Separation Agreement, dated January 15, 2024, by and between Marpai, Inc. and Gonen Antebi
10.5	Consulting Agreement, dated January 15, 2024, by and between Marpai, Inc. and Gonen Antebi
99.1	Press release dated January 12, 2024
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARPAI, INC.

Date:	January 18, 2024	By:	/s/ Damien Lamendola
Name: Damien Lamendola Title: Chief Executive Officer